Exhibit 99.1


Contact:     Matthew M. Loar
             Chief Financial Officer
             Phone: 650-562-1424

FOR IMMEDIATE RELEASE:
----------------------


                     GENELABS ANNOUNCES PRELIMINARY RESULTS
                     OF GENOVATE'S CLINICAL TRIAL GBL03-00
                   IN WOMEN WITH SYSTEMIC LUPUS ERYTHEMATOSUS

REDWOOD CITY, Calif. - April 6, 2005 - Genelabs Technologies, Inc. (Nasdaq:GNLB) announced today results of a preliminary analysis of a Phase III clinical trial conducted by its licensee, Genovate Biotechnology Co., Ltd., which did not demonstrate a statistically significant benefit among the patients receiving prasterone compared to the patients taking placebo. The clinical trial, which was not conducted under a U.S. Investigational New Drug Application (IND), was a randomized, placebo-controlled, double-blind study conducted at six medical centers in Taiwan to determine the effect of prasterone on the bone mineral density of women with systemic lupus erythematosus (SLE or lupus) receiving glucocorticoids. The primary endpoint was bone mineral density at the lumbar spine and the treatment duration was nine months.

"Development of a new drug for lupus, a complex and debilitating disease, has proven to be very challenging," stated James A.D. Smith, President and Chief Executive Officer. "When the analysis of this study is complete we plan to meet with the FDA and determine our course of action for Prestara(TM), our formulation of prasterone."

"While we are disappointed by these preliminary results, over the last few years we have also devoted significant resources to discovery of new drugs for treatment of hepatitis C infection, and I am very enthusiastic about our HCV pipeline," continued Mr. Smith. "One of our HCV programs is being conducted in collaboration with Gilead Sciences, under which Genelabs is leading the research efforts, applying nucleoside compounds to the inhibition of HCV. Independent of the Gilead collaboration, another of our HCV discovery programs, to which we retain all rights, has advanced into preclinical development."

About Genelabs Technologies
---------------------------
Genelabs Technologies, Inc. is a biopharmaceutical company focused on the discovery and development of pharmaceutical products to improve human health. We have built drug discovery and clinical development capabilities that can support various research and development projects. Genelabs is currently concentrating its capabilities on developing a late-stage product for lupus, discovering novel compounds that selectively inhibit replication of the hepatitis C virus and advancing preclinical development of compounds from this hepatitis C virus drug discovery program. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to generate either first-in-class or best-in-class products that will address diseases for which current therapies are inadequate. For more information, please visit www.genelabs.com.

Note: Genelabs(R) and the Genelabs logo are registered trademarks and Prestara(TM) is a trademark of Genelabs Technologies, Inc.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding the data from Genovate's clinical trial (which are preliminary and subject to change), Genelabs' plans to submit the clinical results to the FDA, and possible actions of the FDA. Forward-looking statements also include statements regarding the progress of the Company's hepatitis C virus research programs. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, errors, omissions or adverse events in the recently completed Prestara(TM) and Genovate clinical trials and ongoing clinical trials; whether the results of Genelabs' or Genovate's clinical trials and other supporting information will be sufficient to support the approval of Prestara(TM) by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; failures or setbacks in our collaboration with Gilead or in our HCV research programs; unexpected expenses and Genelabs' capital requirements and history of operating losses. There can be no assurance that Genelabs will continue development of Prestara(TM). The company currently does not have regulatory applications submitted for review of Prestara(TM) outside the U.S. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara(TM) for SLE. Please see the information appearing in the Genelabs' filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the captions "Risk Factors" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.